Exhibit 99.2

INDEPENDENT BANK CORPORATION AND SUBSIDIARIES
Supplemental Data

Non-performing assets (1)

	March 31,	December 31,
	2012	2011
	(Dollars in thousands)
Non-accrual loans	$51,475	$59,309
Loans 90 days or more past due and still accruing interest	258	574
Total non-performing loans	51,733	59,883
Other real estate and repossessed assets	30,918	34,042
Total non-performing assets	$82,651	$93,925
As a percent of Portfolio Loans
Non-performing loans	3.37%	3.80%
Allowance for loan losses	3.65	3.73
Non-performing assets to total assets	3.42	4.07
Allowance for loan losses as a percent of non-performing loans	108.26	98.33

(1)	Excludes loans classified as “troubled debt restructured” that are not past due and vehicle service contract counterparty receivables, net.

Troubled debt restructurings (“TDR”)

	March 31, 2012
	Commercial	Retail		Total
	(In thousands)
Performing TDR’s	$34,301	$86,724		$121,025
Non-performing TDR’s (1)	12,655	12,518	(2)	25,173
Total	$46,956	$99,242		$146,198

	December 31, 2011
	Commercial	Retail		Total
	(In thousands)
Performing TDR’s	$29,799	$86,770		$116,569
Non-performing TDR’s (1)	14,567	14,081	(2)	28,648
Total	$44,366	$100,851		$145,217

(1)	Included in non-performing loans table above.
(2)	Also includes loans on non-accrual at the time of modification until six payments are received on a timely basis.

Allowance for loan losses	Three months ended
	March 31,
	2012		2011
		Unfunded		Unfunded
	Loans	Commitments	Loans	Commitments
	(Dollars in thousands)
Balance at beginning of period	$58,884	$1,286	$67,915	$1,322
Additions (deduction)
Provision for loan losses	5,131	-	10,702	-
Recoveries credited to allowance	1,880	-	935	-
Loans charged against the allowance	(9,889)	-	(13,791)	-
Additions (deductions) included in non-interest expense	-	(47)	-	95
Balance at end of period	$56,006	$1,239	$65,761	$1,417

Net loans charged against the allowance to average Portfolio Loans	2.07%		2.93%

Alternative Sources of Funds

	March 31,			December 31,
	2012			2011
		Average			Average
	Amount	Maturity	Rate	Amount	Maturity	Rate
	(Dollars in thousands)
Brokered CDs	$46,000	1.1 years	1.31%	$42,279	1.0 years	1.59%
Fixed-rate FHLB advances	30,030	3.2 years	3.95	30,384	3.3 years	3.99
Variable-rate FHLB advances(1)	3,000	2.1 years	0.66	3,000	2.3 years	0.51
Total	$79,030	1.9 years	2.29%	$75,663	2.0 years	2.51%

(1)	Certain of these items have had their average maturity and rate altered through the use of derivative instruments, such as pay-fixed interest-rate swaps.

Capitalization

	March 31,	December 31,
	2012	2010
	(In thousands)
Subordinated debentures	$50,175	$50,175
Amount not qualifying as regulatory capital	(1,507)	(1,507)
Amount qualifying as regulatory capital	48,668	48,668
Shareholders’ equity
Preferred stock	80,913	79,857
Common stock	248,995	248,950
Accumulated deficit	(211,811)	(214,259)
Accumulated other comprehensive loss	(13,065)	(11,921)
Total shareholders’ equity	105,032	102,627
Total capitalization	$153,700	$151,295

Non-Interest Income

	Three months ended
	March 31,	December 31,	March 31,
	2012	2011	2011
	(In thousands)
Service charges on deposit accounts	$4,201	$4,617	$4,282
Interchange income	2,322	2,259	2,168
Net gains (losses) on assets
Mortgage loans	3,860	3,509	1,935
Securities	684	(22)	213
Other than temporary impairment loss on securities
Total impairment loss	(177)	(614)	(469)
Loss recognized in other comprehensive loss	-	-	327
Net impairment loss recognized in earnings	(177)	(614)	(142)
Mortgage loan servicing	736	(126)	896
Investment and insurance commissions	447	437	555
Bank owned life insurance	424	493	425
Title insurance fees	508	375	473
(Increase) decrease in fair value of U.S. Treasury warrant	(154)	112	354
Other	1,733	1,451	1,552
Total non-interest income	$14,584	$12,491	$12,711

Capitalized Mortgage Loan Servicing Rights

	Three months ended
	March 31,
	2012	2011
	(In thousands)
Balance at beginning of period	$11,229	$14,661
Originated servicing rights capitalized	924	1,064
Amortization	(1,062)	(749)
Change in valuation allowance	704	555
Balance at end of period	$11,795	$15,531

Valuation allowance at end of period	$5,840	$2,655

Mortgage Loan Activity

	Three months ended
	March 31,	December 31,	March 31,
	2012	2011	2011
	(Dollars in thousands)
Mortgage loans originated	$112,798	$139,351	$95,573
Mortgage loans sold	112,141	117,643	121,488
Mortgage loans sold with servicing rights released	15,340	21,017	16,572
Net gains on the sale of mortgage loans	3,860	3,509	1,935
Net gains as a percent of mortgage loans sold (“Loan Sales Margin”)	3.44%	2.98%	1.59%
Fair value adjustments included in the Loan Sales Margin	0.92	0.29	(0.72)

Non-Interest Expense

	Three months ended
	March 31,	December 31,	March 31,
	2012	2011	2011
	(In thousands)
Compensation	$9,945	$9,845	$9,812
Performance-based compensation	85	677	157
Payroll taxes and employee benefits	2,452	1,930	2,380
Compensation and employee benefits	12,482	12,452	12,349
Loan and collection	2,890	2,309	3,867
Occupancy, net	2,716	2,768	3,101
Data processing	2,339	2,524	2,310
Furniture, fixtures and equipment	1,294	1,307	1,418
Net losses on other real estate and repossessed assets	987	1,710	1,406
Legal and professional fees	897	1,611	778
Communications	875	852	948
FDIC deposit insurance	857	735	1,235
Credit card and bank service fees	651	727	1,047
Advertising	556	539	554
Vehicle service contract counterparty contingencies	471	6,046	2,346
Provision for loss reimbursement on sold loans	432	973	406
Supplies	394	401	402
Amortization of intangible assets	272	342	343
Costs (recoveries) related to unfunded lending commitments	(47)	(48)	95
Other	(17)	1,465	1,263
Total non-interest expense	$28,049	$36,713	$33,868

Average Balances and Rates

	Three Months Ended
	March 31,
	2012			2011
	Average			Average
	Balance	Interest	Rate(3)	Balance	Interest	Rate(3)
Assets (1)	(Dollars in thousands)
Taxable loans	$1,582,444	$24,270	6.16%	$1,798,106	$29,397	6.60%
Tax-exempt loans (2)	7,239	76	4.22	8,391	87	4.20
Taxable securities	184,798	658	1.43	41,621	467	4.55
Tax-exempt securities (2)	27,145	296	4.39	30,956	332	4.35
Cash – interest bearing	318,573	199	0.25	369,793	232	0.25
Other investments	20,828	197	3.80	23,630	203	3.48
Interest Earning Assets	2,141,027	25,696	4.82	2,272,497	30,718	5.46
Cash and due from banks	56,080			50,888
Other assets, net	164,120			191,884
Total Assets	$2,361,227			$2,515,269

Liabilities
Savings and interest-bearing checking	$1,053,896	472	0.18	$994,530	589	0.24
Time deposits	576,967	1,952	1.36	805,645	4,356	2.19
Other borrowings	83,384	1,172	5.65	104,907	1,323	5.11
Interest Bearing Liabilities	1,714,247	3,596	0.84	1,905,082	6,268	1.33
Non-interest bearing deposits	504,019			448,979
Other liabilities	39,252			44,231
Shareholders’ equity	103,709			116,977
Total liabilities and shareholders’ equity	$2,361,227			$2,515,269

Net Interest Income		$22,100			$24,450

Net Interest Income as a Percent of Average Interest Earning Assets			4.14%			4.34%

(1)	All domestic, except for $0.03 million for the three months ended March 31, 2011, of average payment plan receivables included in taxable loans for customers domiciled in Canada.
(2)	Interest on tax-exempt loans and securities is not presented on a fully tax equivalent basis due to the current net operating loss carryforward position and the deferred tax asset valuation allowance.
(3)	Annualized.

Commercial Loan Portfolio Analysis as of March 31, 2012

	Total Commercial Loans
		Watch Credits			Percent of Loan
Loan Category	All Loans	Performing	Non- performing	Total	Category in Watch Credit
	(Dollars in thousands)
Land	$16,955	$1,147	$4,302	$5,449	32.1%
Land Development	17,213	9,330	947	10,277	59.7
Construction	15,513	478	330	808	5.2
Income Producing	276,572	51,462	11,000	62,462	22.6
Owner Occupied	182,242	23,253	6,074	29,327	16.1
Total Commercial Real Estate Loans (1)	$508,495	$85,670	22,653	$108,323	21.3

Other Commercial Loans(1)	$139,511	$19,109	1,942	$21,051	15.1
Total non-performing commercial loans			$24,595

(1)	The total of these two categories is different than the March 31, 2012, Consolidated Statement of Financial Condition due primarily to loans in process.